UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 10, 2023

ADVENT TECHNOLOGIES HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38742	83-0982969
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Rutherford Avenue, Suite 102

Boston, MA 02129

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (617) 655-6000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ADN	The Nasdaq Capital Market
Warrants to purchase one share of common stock, each at an exercise price of $11.50	ADNWW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 10, 2023, Advent Technologies Holdings, Inc. (the “Company”), entered into a purchase agreement (the “Purchase Agreement”) with Lincoln Park Capital Fund, LLC (“Lincoln Park”), which provides that, upon the terms and subject to the conditions and limitations set forth therein, the Company has the right, but not the obligation, to sell to Lincoln Park up to $50,000,000 worth of shares of the Company’s common stock, par value $0.0001 (the “Common Stock”), from time to time over the 36 month term of the Purchase Agreement (the “Purchase Shares”). Concurrently with entering into the Purchase Agreement, the Company also entered into a registration rights agreement with Lincoln Park (the “Registration Rights Agreement”), pursuant to which the Company agreed to register the resale of the shares of the Company’s Common Stock that have been and may be issued to Lincoln Park under the Purchase Agreement pursuant to a registration statement (the “Registration Statement”). Upon the execution of the Purchase Agreement, the Company issued 635,593 shares of Common Stock (the “Commitment Shares”) to Lincoln Park as consideration for its commitment to purchase shares of the Company’s Common Stock under the Purchase Agreement. Lincoln Park has agreed not to cause or engage in any manner whatsoever, any direct or indirect short selling or hedging of the Company’s Common Stock.

After the Commencement Date (as defined below), on any business day selected by the Company, the Company may direct Lincoln Park to purchase up to 200,000 shares of its Common Stock on such business day (or the purchase date) (a “Regular Purchase”), provided that the closing sale price of the Company’s Common Stock on the Nasdaq Stock Market (“Nasdaq”) on the applicable purchase date is not below $0.50 and subject to other adjustments. A Regular Purchase may be increased to up to (i) 250,000 shares if the closing sale price of the Company’s Common Stock on Nasdaq is not below $1.50 on the applicable purchase date; (ii) 300,000 shares if the closing sale price of the Company’s Common Stock on Nasdaq is not below $3.00 on the applicable purchase date; and (iii) 400,000 shares if the closing sale price of the Company’s common stock on Nasdaq is not below $5.00 on the applicable purchase date. The Company may direct Lincoln Park to purchase shares in Regular Purchases multiple times on the same business day, provided the Company has not failed to deliver Purchase Shares for the most recent prior Regular Purchase.

The purchase price per share for each such Regular Purchase will be equal to the lesser of (a) the lowest sale price for the Company’s Common Stock on Nasdaq on the purchase date of such shares; and (b) the average of the three lowest closing sale prices for the Company’s Common Stock on Nasdaq during the 10 consecutive business days prior to the purchase date of such shares.

In addition, the Company may also direct Lincoln Park, on any business day on which the Company has submitted a Regular Purchase notice for the maximum amount allowed for such Regular Purchase, to purchase an additional amount of the Company’s Common Stock (an “Accelerated Purchase”) of up to the lesser of (a) three times the number of shares purchased pursuant to such Regular Purchase; and (b) 30% of the aggregate shares of the Company’s Common Stock traded on Nasdaq during all or, if certain trading volume or market price thresholds specified in the Purchase Agreement are crossed on the applicable Accelerated Purchase date, the portion of the normal trading hours on the applicable Accelerated Purchase date prior to such time that any one of such thresholds is crossed (the “Accelerated Purchase Measurement Period”).

The purchase price per share for each such Accelerated Purchase will be equal to 95% of the lower of (a) the volume-weighted average price of the Company’s Common Stock on Nasdaq during the applicable Accelerated Purchase Measurement Period on the applicable Accelerated Purchase date; and (b) the closing sale price of the Company’s Common Stock on Nasdaq on the applicable Accelerated Purchase date.

The Company may also direct Lincoln Park on any business day on which an Accelerated Purchase has been completed and all of the shares to be purchased thereunder have been delivered to Lincoln Park in accordance with the Purchase Agreement, to purchase an additional amount of the Company’s Common Stock (the “Additional Accelerated Purchase”), as described in the Purchase Agreement.

In the case of Regular Purchases, Accelerated Purchases and Additional Accelerated Purchases, the purchase price per share will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction occurring during the business days used to compute the purchase price.

The Purchase Agreement prohibits the Company from directing Lincoln Park to purchase any shares of Common Stock if those shares, when aggregated with all other shares of Common Stock then beneficially owned by Lincoln Park and its affiliates (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 thereunder), would result in Lincoln Park and its affiliates beneficially owning more than 9.99% of the then total outstanding shares of the Company’s Common Stock.

Under applicable rules of Nasdaq, in no event may the Company issue or sell to Lincoln Park under the Purchase Agreement shares of its Common Stock, including the Commitment Shares, in excess of 10,447,102 shares, which is equal to 19.99% of the shares of our common stock outstanding immediately prior to the execution of the Purchase Agreement, or the Exchange Cap, unless (i) the Company obtains (in its sole discretion) stockholder approval to issue shares of its Common Stock in excess of the Exchange Cap or (ii) the average price of all shares of Common Stock issued to Lincoln Park under the Purchase Agreement equals or exceeds $1.08 per share (which represents the lower of (x) the official closing price of the Company’s Common Stock on Nasdaq the day of signing of the Purchase Agreement and (y) the arithmetic average of the official closing price of the Company’s Common Stock on Nasdaq for the five trading days for the Common Stock immediately preceding the execution of the Purchase Agreement), such that the transactions contemplated by the Purchase Agreement are exempt from the Exchange Cap limitation under applicable Nasdaq rules. In any event, the Purchase Agreement specifically provides that the Company may not issue or sell any shares of its Common Stock under the Purchase Agreement if such issuance or sale would breach any applicable rules or regulations of the Nasdaq.

Lincoln Park represented to the Company, among other things, that it was an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”)), and the Company sold the securities in reliance upon an exemption from registration contained in Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder.

The Purchase Agreement contains customary representations, warranties, covenants, closing conditions and indemnification and termination provisions. Sales under the Purchase Agreement may commence only after certain conditions have been satisfied (the “Commencement Date”), which conditions include but not limited to the delivery to Lincoln Park of a prospectus covering the shares of the Company’s Common Stock issued or sold by the Company to Lincoln Park under the Purchase Agreement, approval for listing on Nasdaq of the shares of the Company’s Common Stock issued or sold by the Company to Lincoln Park under the Purchase Agreement, the issuance of the Commitment Shares to Lincoln Park under the Purchase Agreement, and the receipt by Lincoln Park of a customary opinion of counsel and other certificates and closing documents. The Purchase Agreement may be terminated by the Company at any time, at its sole discretion, without any cost or penalty, however, the Commitment Shares will not be returned to the Company. There are no limitations on use of proceeds, financial or business covenants, restrictions on future financings (other than restrictions on the Company’s ability to enter into additional “equity line” whereby an investor is irrevocably bound to purchase securities over a period of time from the Company at a price based on the market price of the Company’s common stock at the time of such purchase), rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement. The Company may deliver purchase notices under the Purchase Agreement, subject to market conditions, and in light of the Company’s capital needs, from time to time and under the limitations contained in the Purchase Agreement. The net proceeds under the Purchase Agreement to the Company will depend on the frequency and prices at which the Company sells shares of its Common Stock to Lincoln Park. Any proceeds that the Company receives under the Purchase Agreement are expected to be used for working capital and general corporate purposes at the Company’s sole discretion.

The Company has agreed to file with the Securities and Exchange Commission, or the SEC, as soon as practicable, and in any event within 45 business days of the date of the Purchase Agreement, the Registration Statement covering the resale of the Purchase Shares and all of the Commitment Shares in accordance with the terms of the Registration Rights Agreement.

The foregoing descriptions of the Purchase Agreement and the Registration Rights Agreement are qualified in their entirety by reference to the full text of such agreements, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and each of which is incorporated herein in its entirety by reference. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

The information contained in this Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the shares of the Company’s Common Stock discussed herein, nor shall there be any offer, solicitation or sale of the shares in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 3.02	Unregistered Sales of Equity Securities.

Item 1.01 is incorporated by reference herein. As described in Item 1.01, under the terms of the Purchase Agreement, the Company issued Commitment Shares and may issue additional shares of Common Stock to Lincoln Park, which issuances are exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Purchase Agreement, dated as of April 10, 2023, by and between the Company and Lincoln Park.
10.2	Registration Rights Agreement, dated as of April 10, 2023, by and between the Company and Lincoln Park.
104	Cover Page Interactive Data File. (Embedded within the Inline XBRL document.)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ADVENT TECHNOLOGIES HOLDINGS, INC.

Dated: April 11, 2023	By:	/s/ James F. Coffey
		Name:	James F. Coffey
		Title:	Chief Operating Officer and General Counsel

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